UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 28, 2009

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, WI 53188-1000
(Address of principal executive offices, including zip code)
(262) 347-2904
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosures.

        As previously reported, at the December 30, 2008 special meeting of shareholders, shareholders of The Middleton Doll Company (the “Company”) approved a 1,000-to-1 reverse stock split of the Company’s common stock, 6-2/3 cents par value per share, followed by a 1-to-1,000 forward stock split (collectively, the “stock split transaction”), with the result that shareholders who held fewer than 1,000 shares prior to the stock split transaction would have their partial shares cashed out at a price of $0.50 in cash per share on a pre-split basis, and that shareholders who held 1,000 or more shares prior to the stock split transaction would continue as shareholders of the Company following the stock split transaction. The Company also reported that shareholders approved amendments to the terms of the Company’s adjustable rate cumulative preferred stock, series A, par value $0.01 per share, eliminating the dividends, extending the maturity date from July 1, 2008 to July 1, 2011, and allowing for partial redemptions upon the sale of assets and complete redemption upon the sale of substantially all of the assets.

        On January 13, 2009, the Company filed Articles of Amendment with the Wisconsin Department of Financial Institutions to effect the stock split transaction, with the reverse stock split effective as of the close of business on January 15, 2009 and the forward stock split effective as of one minute after the close of business on January 15, 2009. As a result of the effectiveness of the stock split transaction, fractional shares of less than one share that would otherwise have resulted from the reverse stock split represent solely the right to receive cash at the price of $0.50 per whole share of common stock outstanding immediately prior to the effectiveness of the reverse stock split. The Company will be filing a Form 15 with the Securities and Exchange Commission (the “Commission”) to cease reporting as a public company.

        On January 13, 2009, the Company filed Articles of Amendment with the Wisconsin Department of Financial Institutions to effect the amendments to the preferred stock, which were effective as of January 13, 2009.

        For a more detailed discussion of the stock split transaction and the amendments to the preferred stock, please see the definitive Proxy Statement of the Company, including all annexes and exhibits thereto, which is expressly incorporated by reference herein in its entirety.

        There were 3,835,922 issued and outstanding shares of common stock and 375,790 issued and outstanding shares of preferred stock at the time of the special meeting. The voting on each item presented at the special meeting was as follows:

Proposal		For	Against	Abstain	Broker Non-Vote

Common Stock
1.	To approve stock split
	transaction	3,111,168	297,471	19,100	408,182
2.	To approve amendments to
	preferred stock	1,823,985	516,462	15,695	1,479,778
3.	To approve adjournment to
	solicit additional votes	2,567,033	843,684	17,021	408,183
Preferred Stock
1.	To approve stock split
	transaction	336,006	31,513	2,965	5,306
2.	To approve amendments to
	preferred stock	148,722	74,844	6,349	145,875
3.	To approve adjournment to
	solicit additional votes	288,666	76,403	5,415	5,306

Item 9.01.	Financial Statements and Exhibits.

        The following exhibit is being filed herewith:

99.1	Definitive proxy statement for the special meeting of the shareholders of the Company, incorporated by reference to the Schedule 14A filed with the Commission on November 26, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President Finance
and Treasurer

Dated: January 28, 2009

Signature Page

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K dated January 28, 2009

Exhibit
Number

99.1	Definitive proxy statement for the special meeting of the shareholders of The Middleton Doll Company, incorporated by reference to the Schedule 14A filed with the Securities and Exchange Commission on November 26, 2008.

Exhibit Index